Exhibit 21.1

ESAB Corporation

Subsidiaries of the Registrant

Entity Name	Country
Agridzaar Limited	Cyprus
Airgare Limited	United Kingdom
Arc Machines GmbH	Germany
AS ESAB	Norway
Canadian Cylinder Company Ltd.	Canada
CAST Limited	United Kingdom
CAST Resources Limited	United Kingdom
Central Mining Finance Limited	United Kingdom
Charter Central Finance Limited	United Kingdom
Charter Central Services Limited	United Kingdom
Charter Consolidated Holdings Limited	United Kingdom
Charter Consolidated Limited	United Kingdom
Charter Finance S.a.r.l.	Luxembourg
Charter International Limited	Jersey
Charter Limited	United Kingdom
Charter Overseas Holdings Limited	United Kingdom
Charter Pension Trustee Limited	United Kingdom
Cigweld Pty Ltd.	Australia
CLFX Sweden CV	Netherlands
Colfax Fluid Handling Finance Limited	Ireland
Colfax Jersey Finance Limited	Jersey
Colfax UK Finance Limited	United Kingdom
Colfax UK Holdings Limited	United Kingdom
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
Conarco Alambres y Soldaduras SA	Argentina
Condor Equipamentos Industriais Ltda	Brazil
EMSA Holdings Inc.	United States
ESAB AB	Sweden
ESAB ApS	Denmark
ESAB Argentina SA	Argentina
ESAB Asia/Pacific Pte.Ltd.	Singapore
ESAB Bulgaria EAD	Bulgaria
ESAB CentroAmerica SA	Panama
ESAB Comercio e Industria de Soldadura Lda	Portugal
ESAB Corporation	United States
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB Europe GmbH	Switzerland
ESAB Finance Holdings LLC	United States
ESAB France SAS	France
ESAB GCE Holdings AB	Sweden
ESAB Gesellschaft m.b.H.	Austria
ESAB Group (Ireland) Limited	Ireland
ESAB Group (UK) Limited	United Kingdom
ESAB Group Canada Inc.	Canada
ESAB Group Russia Limited	United Kingdom
ESAB Holdings Limited	United Kingdom

ESAB Iberica, S.A.U.	Spain
ESAB India Limited	India
ESAB Industria e Comercio Ltda	Brazil
ESAB International Holdings LLC	United States
ESAB Kazakhstan LLC	Kazakhstan
ESAB Kft.	Hungary
ESAB Limited (Thailand)	Thailand
ESAB Limited Liability Company	Russian Federation
ESAB Mexico SA de CV	Mexico
ESAB Mexico Services SA de CV	Mexico
ESAB Middle East FZE	United Arab Emirates
ESAB Middle East LLC	United Arab Emirates
ESAB Nederland B.V.	Netherlands
ESAB Pensions Limited	United Kingdom
ESAB Polska Sp. z.o.o.	Poland
ESAB Romania Trading SRL	Romania
ESAB Saldatura SpA	Italy
ESAB SAUDI TRADING COMPANY	Saudi Arabia
ESAB SeAH Corporation	Korea, Republic Of
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Service GmbH	Germany
ESAB Slovakia sro	Slovakia
ESAB Sp. z.o.o.	Poland
ESAB Sweden Holdings AB	Sweden
ESAB Ukraine LLC	Ukraine
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
ESAB Welding & Cutting GmbH	Germany
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China
ESAB Welding Products (Jiangsu) Co Limited	China
ESAB-Mor Welding Kft	Hungary
Evrador Trading Limited	Cyprus
EWAC Alloys Limited	India
Exelvia (Bermuda) Limited	Bermuda
Exelvia Company	United Kingdom
Exelvia Cyprus Limited	Cyprus
Exelvia Group India BV	Netherlands
Exelvia Holding Limitada	Brazil
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Investments Limited	United Kingdom
Exelvia Netherlands BV	Netherlands
Exelvia Properties Limited	United Kingdom
Fabrica Maineira de Electrodos e Soldas Denver SA	Brazil
Gas Control Equipment Iberica S.L.	Spain
Gas Control Equipment Limited	United Kingdom
Gas-Arc Group Limited	United Kingdom
GCE Gas Control Equipment (Shanghai) Co., Ltd.	China
GCE Gas Control Equipment Co., Ltd.	China
GCE Gas Control Equipment S.A. de C.V.	Mexico
GCE Gas Control Equipment, Inc.	United States
GCE GmbH	Germany

GCE Group AB	Sweden
GCE Hungaria Kft.	Hungary
GCE India Private Ltd.	India
GCE Krass LLC	Russian Federation
GCE Latin America SA	Panama
GCE Mujelli S.p.A.	Italy
GCE Norden AB	Sweden
GCE Portugal Unipessoal LDA	Portugal
GCE Romania s.r.l.	Romania
GCE S.A.S.	France
GCE Sp. z.o.o.	Poland
GCE Technology (Shanghai) Co. Ltd.	China
GCE, s.r.o.	Czech Republic
H UK Engineering Limited	United Kingdom
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany
Hobart Place Investments Limited	United Kingdom
Howden North America Inc.	United States
HTP Beteiligungs AG	Switzerland
Imo Holdings, Inc.	United States
Imo Industries Inc.	United States
Jinan Red Hawk International Trading Co., Ltd.	China
Margarita SA	Argentina
MT FOREIGN HOLDINGS, INC.	United States
NV E.S.A.B.	Belgium
Ohio Medical, LLC	United States
Oxiprof LLC	Russian Federation
Oy ESAB	Finland
OZAS-ESAB Sp. z o.o.	Poland
PT Esabindo Pratama	Indonesia
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
Shawebone Holdings Inc.	United States
SIAM ESAB Welding & Cutting Limited	Thailand
Soldacentro SA	Spain
Soldaduras West Arco S.A.S.	Colombia
Soldasur SA	Spain
Soldex Holdings I LLC	United States
Soldex S.A.	Peru
Swift-Cut Automation Limited	United Kingdom
Swift-Cut Automation USA, Inc.	United States
Swift-Cut Europe BV	Netherlands
TBI Industries GmbH	Germany
TBI Industries s.r.o.	Czech Republic
TBI Shandong Industries Co., Ltd.	China
The British South Africa Company	United Kingdom
The Central Mining & Investment Corporation Limited	United Kingdom
The ESAB Group Inc.	United States
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne de Mexico S.A. de C.V.	Mexico
Thermadyne South America Holdings Ltd.	Cayman Islands

Thermadyne Victor Ltda.	Brazil
Thermal Dynamics Europe Srl	Italy
Victor Equipment Company	United States
Victor Equipment de Mexico S.A. de C.V.	Mexico
Victor Technologies Asia SDN BHD	Malaysia
Victor Technologies Australia Pty Ltd.	Australia
Victor Technologies Canada Ltd.	Canada
Victor Technologies Group, Inc.	United States
Victor Technologies Holdings, Inc.	United States
Victor Technologies International, Inc.	United States
Victor Technologies Partnership LLP	United Kingdom
Warren Pumps LLC	United States
Welding & Cutting Products LLC	United States
Weldnote LDA	Portugal

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